Exhibit 99.2

FOR IMMEDIATE RELEASE

Evergy Announces ‘Sustainability Transformation Plan’

New Five-Year Strategic Plan Delivers Increased Value Creation for Evergy Shareholders and
Benefits to Evergy Customers, Employees and Communities

Transitions Evergy to Top-Quartile Electric Utility with 6% to 8% EPS CAGR through 2024,
Translating into EPS of $3.87 to $4.25 in 2024

Rate Base Growth of 5% to 6% from 2019 to 2024 with No New Equity Required

Accelerates Expansion of Evergy’s Renewables Footprint, Enabling Faster Transition to Cleaner Energy

Kansas City, MO - August 5, 2020 - Evergy, Inc. (NYSE: EVRG) today announced its new ‘Sustainability Transformation Plan’ (STP) to drive increased value and benefits for all of the Company’s stakeholders, including Evergy’s shareholders, customers, employees and the communities it serves. The Sustainability Transformation Plan was unanimously approved by Evergy’s Board of Directors and follows a comprehensive, independent review that began earlier this year and was conducted by the Board’s Strategic Review & Operations Committee.

“Our new Sustainability Transformation Plan accelerates our work to create a forward-thinking, sustainable energy company,” said Terry Bassham, Evergy president and chief executive officer. “This plan is focused on additional investments to drive decarbonization and grid modernization, while continuing the cost conscious, financially strong and ‘People First’ culture fundamentals that are core to Evergy’s foundation. The result is greener, more reliable and affordable energy for our customers, and enhanced earnings growth and value creation for Evergy’s shareholders. We respect the views of our regulators and regulatory staff. We have had an ongoing positive dialogue with them regarding the Sustainability Transformation Plan and believe that they will recognize the meaningful benefits our plan creates.”

The comprehensive review was announced in February following Evergy’s entry into a cooperation agreement with Elliott Management Corporation. “We have appreciated our dialogue with Terry, the rest of the management team and the Board over the past several months,” said Jeff Rosenbaum, senior portfolio manager at Elliott Management Corporation. “The new Sustainability Transformation Plan is well positioned to deliver enhanced, best-in-class rate base and earnings growth, optimize capital allocation and significantly increase operational efficiencies in Evergy’s transmission and distribution networks. We look forward to continuing our engagement with the management team and the Board during the implementation phase.”

Sustainability Transformation Plan

Evergy’s Sustainability Transformation Plan honors prior regulatory and merger commitments made in connection with Evergy’s formation, while enhancing the Company’s focus on grid modernization, renewable energy investment and cost management. The plan is built around the following key tenets to ensure benefits for all stakeholders:

•
Increasing investments in critical utility infrastructure to unlock significant operational efficiencies and keep customer electricity rates competitive. Over the next five years, Evergy expects to invest approximately $4.8 billion in upgrades to transmission and distribution infrastructure, and customer-facing platforms to improve reliability, lower operating costs, provide further access to renewable energy and enhance the customer experience.

•
Optimizing capital allocation to create a stronger grid for the future. The Company’s new plan contemplates approximately $500 million of investments in asset hardening, distribution automation and technology through 2024 to expedite the evolution to a smarter, more reliable and more efficient grid.

•
Accelerating Evergy’s transition to a clean energy provider. Since 2005, Evergy has retired more than 2,400 megawatts of fossil generation and added or contracted for over 4,600 megawatts of renewables, making Kansas #2 in the nation for wind generation as a percentage of total generation. Additionally, there are opportunities related to decarbonization and renewables deployment that are not included in our STP which could support additional investment depending on outcomes from our stakeholder engagement process that is under way as we update our long-term energy plan. Evergy has the potential to reduce CO2 emissions 85% by 2030 compared to 2005 levels. The pace of decarbonization will ultimately be defined in collaboration with the Company’s stakeholders. Currently, Evergy is targeting an 80% reduction by 2050.

Financial benefits of the Company’s new plan include:

•
Increased system investment and rate base growth. Under the Company’s new plan, Evergy expects $8.9 billion of base capital investments through 2024, or approximately $1.4 billion more than its prior plan. These capital investments are expected to support 5% to 6% compounded annual rate base growth from 2019 to 2024. Evergy has identified and is currently evaluating additional projects that have the potential to create incremental capital investment opportunities. Importantly, the plan does not require any new equity issuances and maintains Evergy’s strong investment grade credit metrics.

•
Enhanced earnings growth. The Company is targeting EPS compounded annual growth of 6% to 8% through 2024, consistent with top-performing utilities, compared to its previous target of 5% to 7% through 2023.[1] This translates into a long-term guidance range of $3.87 to $4.25 per share in 2024.

•
Continued cost discipline. Since closing its merger, Evergy has achieved in excess of $250 million of merger savings, well ahead of its original target. Strong execution to-date builds a solid foundation for Evergy to achieve its plan of 25% reduction in O&M costs by 2024 from 2018 levels.[2] Evergy will achieve these savings while protecting jobs, supporting the continued health and safety of its employees and providing reliable service to customers.

•	Value creating total returns. Evergy expects dividend growth in line with EPS growth targeting a payout ratio of 60% to 70%. Together with the current dividend yield of over 3% and EPS

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1Growth rate over 2019 adjusted EPS of $2.89 per share. A reconciliation of adjusted EPS guidance (non-GAAP) to projected earnings per share, the most comparable GAAP measure, is included in the appendix of the Company’s Q2 2020 earnings presentation

2O&M reduction targets based on 2018 adjusted O&M of $1.306 billion. Adjusted O&M (non-GAAP) is a financial measure that is not calculated in accordance with GAAP and may not be comparable to other companies’ presentations of similarly named measures or more useful than the GAAP information. See Appendix of the Company’s Q2 2020 earnings presentation growth in the top quartile of U.S. electric utilities, Evergy plans to generate total annual shareholder returns of 9% to 11% through 2024.

Information Sharing Agreement

During the initial 90-day implementation phase of the Sustainability Transformation Plan, Evergy and Elliott will continue their collaboration. To facilitate this ongoing dialogue, Evergy and Elliott have entered into a new Information Sharing Agreement that will allow Elliott, at its option, to receive certain non-public information and to continue to engage with members of the Board and senior management.

Additionally, and consistent with the Strategic Review & Operations Committee’s charter, Elliott may consult with this committee during its review and evaluation of the optimal management team to execute on the Sustainability Transformation Plan. Evergy plans to make an announcement relating to a change, if any, in senior management within 90 days.

2020 EPS Guidance

As separately announced today in connection with its second quarter 2020 results, including the contributions from Evergy’ Sustainability Transformation Plan, Evergy expects 2020 GAAP EPS guidance of $2.66 to $2.86 and Adjusted EPS guidance of $2.90 to $3.10.

Conference Call and Webcast

Evergy management will host a conference call Wednesday, August 5, with the investment community at 8:30 a.m. ET (7:30 a.m. CT) to discuss this announcement and its second quarter 2020 results. Investors, media and the public may listen to the conference call by dialing (888) 353-7071, conference ID 3885865. A webcast of the live conference call will be available at investors.evergy.com.

Members of the media are invited to listen to the conference call and then contact Gina Penzig with any follow-up questions.

This earnings announcement, a package of detailed second-quarter financial information, the Company’s quarterly report on Form 10-Q for the period ended June 30, 2020 and other filings the Company has made with the Securities and Exchange Commission are available on the Company’s website at investors.evergy.com.

Advisors

Morgan Stanley and Goldman Sachs & Co. LLC are acting as financial advisors to Evergy, and Cravath, Swaine & Moore LLP and Morgan, Lewis & Bockius LLP are acting as legal advisors to Evergy.

Centerview Partners LLC acted as financial advisor to the Strategic Review & Operations Committee.

About Evergy, Inc.

Evergy, Inc. (NYSE: EVRG) serves approximately 1.6 million customers in Kansas and Missouri. We were formed in 2018 when long-term local energy providers KCP&L and Westar Energy merged. We generate nearly half the power we provide to homes and businesses with emission-free sources. We support our local communities where we live and work and strive to meet the needs of customers through energy savings and innovative solutions.

GAAP to Non-GAAP Earnings Guidance

Earnings per Diluted Share Guidance
2020 Net income attributable to Evergy, Inc.	$2.66 - $2.86
Non-GAAP reconciling items:
Voluntary severance costs, pre-tax(a)	0.16
Advisor expenses, pre-tax(b)	0.08
Income tax benefit(c)	(0.06)
Kansas corporate income tax change(d)	0.06
2020 Adjusted earnings (non-GAAP)	$2.90 - $3.10

(a)	Reflects severance costs associated with certain voluntary severance programs at the Evergy Companies.

(b)	Reflects our advisor expense incurred associated with strategic planning.

(c)	Reflects an income tax effect calculated at a statutory rate of approximately 26% with the exception of certain non-deductible items.

(d)	Reflects the revaluation of Evergy Kansas Central’s, Evergy Metro’s and Evergy Missouri West’s deferred income tax assets and liabilities from the Kansas corporate income tax rate change.

Forward Looking Statements

Statements made in this press release that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. Forward-looking statements include, but are not limited to, statements relating to our strategic plan, including, without limitation, those related to earnings per share, dividend, operating and maintenance expense and capital investment goals; the outcome of regulatory and legal proceedings; future energy demand; future power prices; plans with respect to existing and potential future generation resources; the availability and cost of generation resources and energy storage; targeted emissions reductions; and other matters relating to expected financial performance or affecting future operations. Forward-looking statements are often accompanied by forward-looking words such as “anticipates,” “believes,” “expects,” “estimates,” “forecasts,” “should,” “could,” “may,” “seeks,” “intends,” “proposed,” “projects,” “planned,” “target,” “outlook,” “remain confident,” “goal,” “will” or other words of similar meaning. Forward-looking statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the forward-looking information.

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Evergy, Inc., Evergy Kansas Central, Inc. and Evergy Metro, Inc. (collectively, the Evergy Companies) are providing a number of risks, uncertainties and other factors that could cause actual results to differ from the forward-looking information. These risks, uncertainties and other factors include, but are not limited to: economic and weather conditions and any impact on sales, prices and costs; changes in business strategy or operations; the impact of federal, state and local political, legislative, judicial and regulatory actions or developments, including deregulation, re-regulation and restructuring of the electric utility industry; decisions of regulators regarding, among other things, customer rates and the prudency of operational decisions such as capital expenditures and asset retirements; changes in applicable laws, regulations, rules, principles or practices, or the interpretations thereof, governing tax, accounting and environmental matters, including air and water quality and waste management and disposal; the impact of climate change, including increased frequency and severity of significant weather events and reduced demand for coal-based energy; prices and availability of electricity in wholesale markets; market perception of the energy industry and the Evergy Companies; the impact of the Coronavirus (COVID-19) pandemic on, among other things, sales, results of operations, financial condition, liquidity and cash flows, and also on operational issues, such as the availability and ability of our employees and suppliers to perform the functions that are necessary to operate the Evergy Companies; changes in the energy trading markets in which the Evergy Companies participate, including retroactive repricing of transactions by regional transmission organizations and independent system operators; financial market conditions and performance, including changes in interest rates and credit spreads and in availability and cost of capital and the effects on derivatives and hedges, nuclear decommissioning trust and pension plan assets and costs; impairments of long-lived assets or goodwill; credit ratings; inflation rates; the transition to a replacement for the London Interbank Offered Rate (LIBOR) benchmark interest rate; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of terrorist acts, including cyber terrorism; ability to carry out marketing and sales plans; cost, availability, quality and timely provision of equipment, supplies, labor and fuel; ability to achieve generation goals and the occurrence and duration of planned and unplanned generation outages; delays and cost increases of generation, transmission, distribution or other projects; the Evergy Companies’ ability to manage their transmission and distribution development plans and transmission joint ventures; the inherent risks associated with the ownership and operation of a nuclear facility, including environmental, health, safety, regulatory and financial risks; workforce risks, including those related to increased costs of, or changes in, retirement, health care and other benefits; disruption, costs and uncertainties caused by or related to the actions of individuals or entities, such as activist shareholders or special interest groups, that seek to influence our strategic plan, financial results or operations; the possibility that strategic initiatives, including mergers, acquisitions and divestitures may not create the value that they are expected to achieve in a timely manner or at all; difficulties in maintaining relationships with customers, employees, regulators or suppliers; and other risks and uncertainties.

This list of factors is not all-inclusive because it is not possible to predict all factors. Additional risks and uncertainties are discussed from time to time in current, quarterly and annual reports filed by the Evergy Companies with the Securities and Exchange Commission (SEC). Reports filed by the Evergy Companies with the SEC should also be read for more information regarding risk factors. Each forward-looking statement speaks only as of the date of the particular statement. The Evergy Companies undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Media Contact:
Gina Penzig
Manager, External Communications
Phone: 785-575-8089
Gina.Penzig@evergy.com
Media line: 888-613-0003

Investor Contact:
Cody VandeVelde
Director, Investor Relations
Phone: 785-575-8227
Cody.VandeVelde@evergy.com